UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2006

NEW ALBERTSON’S, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-132397-01	20-4057706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Parkcenter Boulevard, Boise, Idaho		83706
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (208) 395-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 2, 2006, New Albertson’s, Inc. (the “Company”) entered into an amendment (the “Separation Agreement Amendment”) to that Purchase and Separation Agreement, dated as of January 22, 2006, by and among Albertson’s, Inc. (“Old Albertsons”), the Company, SUPERVALU INC. (“Supervalu”), and AB Acquisition LLC (the “Separation Agreement”), amending certain provisions of the Separation Agreement relating to, among other things, the amounts payable under the Separation Agreement, reimbursements for change in control severance payments of certain employees and recaptured insurance premiums, and the allocation of assets among the parties to the Separation Agreement. The preceding discussion of the Separation Agreement Amendment is qualified in its entirety by reference to the text of the Separation Agreement and the Separation Agreement Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

Also on June 2, 2006, the Company entered into an amendment (the “Drug APA Amendment”) to that Asset Purchase Agreement, dated as of January 22, 2006, by and among CVS Corporation, CVS Pharmacy, Inc., Old Albertsons, Supervalu, the Company, and the other sellers listed on Annex A attached thereto (the “Asset Purchase Agreement”), amending certain provisions of the Asset Purchase Agreement relating to, among other things, the merger of certain subsidiaries of the Company, post-closing cash adjustments, equipment and inventory, and transfer taxes. The preceding discussion of the Drug APA Amendment is qualified in its entirety by reference to the text of the Asset Purchase Agreement and the Drug APA Amendment, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 2, 2006, the Company completed a series of reorganization and disposition transactions (the “Separation”). The Company completed the Separation as part of the previously announced sale of Old Albertsons to Supervalu, CVS Corporation, and a consortium of investors, including Cerberus Capital Management, L.P., Kimco Realty Corporation, Lubert-Adler Management, Inc., Klaff Realty, LP, and Schottenstein Stores Corporation. The Separation is described more fully in the Registration Statement on Form S-4 of the Company and Supervalu (Registration No. 333-132397) filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2006, as amended on April 19, 2006, and April 28, 2006, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. In the course of the Separation:

•	Old Albertsons, a Delaware corporation and wholly owned subsidiary of the Company, was converted into a Delaware limited liability company (“Albertsons LLC”);

•	Albertsons LLC distributed substantially all of the assets and liabilities of the core supermarket business historically operated by Old Albertsons (the “Core Supermarket Business”) to the Company and its subsidiaries;

•	Albertsons LLC and its subsidiaries retained substantially all of the assets of the standalone drug store business (the “Drug Store Business”) and the non-core supermarket business (the “Non-Core Supermarket Business”) historically operated by Old Albertsons, as well as certain liabilities of the businesses historically operated by Old Albertsons;

•	Albertsons LLC sold substantially all of the assets and specified liabilities of the Drug Store Business to CVS Corporation for $3.975 billion in cash, and transferred the cash proceeds of the sale to the Company; and

•	The Company sold substantially all of the assets and specified liabilities of the Non-Core Supermarket Business, including Albertsons LLC, to AB Acquisition LLC, a new entity formed by Cerberus Capital Management, L.P., Kimco Realty Corporation, Lubert-Adler Management, Inc., Klaff Realty, LP, and Schottenstein Stores Corporation (the “Cerberus Group”), for a total of approximately $928 million in cash.

The assets of the Core Supermarket Business generally consist of the grocery stores, combination drug/grocery stores, and associated distribution centers and other assets relating to the Jewel-Osco, Shaw’s Supermarkets, Star Markets, Acme, and Bristol Farms banners, as well as Albertsons banner stores in southern California and southern Nevada and in the northwestern United States. The Company also retained certain other assets of Old Albertsons, including corporate headquarters facilities in Boise, Idaho, Glendale, Arizona, and Salt Lake City, Utah; trade names, trademarks, trade dress, service marks, banners, logos and other proprietary rights of Old Albertsons (except for names used solely in connection with the Non-Core Supermarket Business); certain contract rights and surplus real properties; and most of the cash of Old Albertsons (including the cash proceeds of the sale of the Drug Store Business and Non-Core Supermarket Business).

The assets of the Drug Store Business, which were sold to CVS Corporation, generally consist of substantially all of the assets relating to the standalone drug store business and the related owned real estate, including a distribution center in La Habra, California.

The assets of the Non-Core Supermarket Business, which were sold to the Cerberus Group, generally consist of the grocery stores, combination drug/grocery stores, and associated distribution centers and other assets relating to Albertsons banner stores in the Dallas/Fort Worth division and the Rocky Mountain, Florida, northern California, and Southwest regions, two Jewel-Osco stores in Springfield, Illinois; and Super Saver banner stores in Louisiana, Texas, Utah, and Florida. In addition, Albertsons LLC retained all other assets of Old Albertsons (other than the Drug Store Business) not distributed to the Company.

The preceding discussion of the sale of the Non-Core Supermarket Business is qualified in its entirety by reference to the text of the Separation Agreement and the Separation Agreement

Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein. The preceding discussion of the sale of the Drug Store Business is qualified in its entirety by reference to the text of the Asset Purchase Agreement and the Drug APA Amendment, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein. The information set forth in Items 1.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that each share of the Company’s common stock represented only the right to receive cash and shares of Supervalu common stock in connection with the Merger, and requested that the NYSE terminate the listing of the Company’s common stock effective as of the opening of trading on June 2, 2006.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Items 1.01, 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Change in Control of Registrant.

On June 2, 2006, immediately after the completion of the Separation, Supervalu consummated its acquisition of the Company through the merger of Emerald Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Supervalu (“Acquisition Sub”), with and into the Company (the “Merger”). The Company was the surviving corporation in the Merger, and became a wholly owned subsidiary of Supervalu, which owns 100% of the common stock of the Company. The Merger was completed in accordance with an Agreement and Plan of Merger, dated January 22, 2006, by and among Old Albertsons, the Company, New Diamond Sub, Inc., Supervalu, and Acquisition Sub (the “Merger Agreement”), which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The parties filed a Certificate of Merger with the Secretary of State of the State of Delaware, which became effective at 3:06 a.m., Eastern Daylight Time, on June 2, 2006 (the “Effective Time”).

As a result of the Merger, stockholders of the Company received $20.35 in cash and 0.182 shares of Supervalu common stock, par value $1.00 per share, in exchange for each share of common stock in the Company, par value $0.01 per share, that they held prior to the Merger. Supervalu paid approximately $7.6 billion in cash, and issued approximately 68 million shares of Supervalu common stock, to stockholders of the Company in connection with the Merger. These amounts do not include consideration issued on settlement of the Company’s Corporate Units. The holders of Corporate Units will be able to elect a cash merger early settlement effective June 29, 2006. The cash portion of the merger consideration was funded using approximately $546 million of Supervalu cash on hand, approximately $135 million of the Company’s cash on hand, approximately $2 billion of debt financing provided by new credit facilities, and the cash proceeds from the sale of the Drug Store Business and the Non-Core Supermarket Business. Pursuant to the terms of the Merger Agreement, the sole director of Acquisition Sub, John P.

Breedlove, was elected as the sole director of the Company at the Effective Time. Immediately after the Effective Time, David L. Boehnen and Pamela K. Knous were also elected as directors of the Company. Each of these directors of the Company is an officer of Supervalu.

The preceding discussion of the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company adopted a new certificate of incorporation and new by-laws. Among other things, the new by-laws provide that the Company’s fiscal year 2007 shall end on February 22, 2007, and that the Company’s subsequent fiscal years shall end on the Thursday before the last Saturday in February, except as otherwise determined by resolution of the board of directors.

The preceding discussion of the Company’s new certificate of incorporation and by-laws is qualified in its entirety by the text of the certificate of incorporation and by-laws, which are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Not applicable.

(b) Pro Forma Financial Information.

New Albertson’s, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

(c) Shell company transactions. Not applicable.

(d) Exhibits. See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ALBERTSON’S, INC.

By:	/s/ Pamela K. Knous
Name: Pamela K. Knous
Title: Executive Vice President

Date: June 8, 2006

NEW ALBERTSON’S, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated balance sheet as of May 4, 2006 gives effect to the Separation as if it had been completed on that date.

The unaudited pro forma condensed consolidated statements of earnings for the fiscal year ended February 2, 2006 and the 13 weeks ended May 4, 2006 give effect to the Separation as if it had been completed on February 4, 2005, the first day of the Old Albertsons’ fiscal year ended February 2, 2006. The unaudited pro forma condensed consolidated financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of Old Albertsons.

The unaudited pro forma condensed consolidated financial statements reflect adjustments for pro forma events that are (1) directly attributable to the Separation, (2) factually supportable, and (3) with respect to the statements of earnings, expected to have a continuing impact on the results.

The unaudited pro forma condensed consolidated financial statements were derived from Old Albertsons’ most recent quarterly and fiscal year filings with the Securities and Exchange Commission. The columns entitled “New Albertsons pro forma” represent Old Albertsons’ historical financial statements adjusted for the simultaneous sale of the Drug Store Business and Non-Core Supermarket Business and other pro forma adjustments. The simultaneous sale of the Drug Store Business and Non-Core Supermarket Businesses provided approximately $4.9 billion in proceeds.

The estimated costs to New Albertsons of providing transition services to the Drug Store Business and Non-Core Supermarket Business, and the estimated payments that will be made by Albertsons LLC and CVS Corporation to reimburse New Albertsons for transition services, are given effect in the unaudited pro forma condensed consolidated statements of earnings.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of what New Albertsons’ actual financial position or results of operations would have been had the Separation been completed on the dates indicated above. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the Drug Store Business and Non-Core Supermarket Business never been part of New Albertsons or the future results that New Albertsons will experience.

The accompanying unaudited pro forma condensed statements of earnings do not give effect to any synergies which may be achievable subsequent to the closing of the Supervalu Merger or the one-time merger-related integration costs.

NEW ALBERTSON’S, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of May 4, 2006

(in millions)

	(a) Old Albertsons historical	(b) Adjustments for simultaneous sale of standalone drug and noncore	New Albertsons pro forma
ASSETS
Current assets
Cash and cash equivalents	$580	$4,840 (c)	$5,420
Receivables, less allowance	718	(98)	620
Inventories	3,069	(1,528)	1,541
Assets held for sale	15	(10)	5
Other current assets	185	(56)	129

Total current assets	4,567	3,148	7,715

Property, plant and equipment, net	9,724	(3,622)	6,102
Goodwill	2,269	(359)	1,910
Intangibles, net	834	(60)	774
Other assets	501	(5)	496

Total assets	$17,895	$(898)	$16,997

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,314	$(386)	$1,928
Current debt and obligations under capital leases	50	(5)	45
Other current liabilities	1,517	(180)	1,337

Total current liabilities	3,881	(571)	3,310

Long-term debt and obligations under capital leases	6,254	(170)	6,084
Other liabilities and deferred income taxes	1,876	(176)	1,700

Total liabilities	12,011	(917)	11,094
Total stockholders’ equity	5,884	19	5,903

Total liabilities and stockholders’ equity	$17,895	$(898)	$16,997

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

NEW ALBERTSON’S, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in millions)

(a) Certain reclassifications have been made to the historical presentation of Old Albertsons to conform to the presentation used in the unaudited pro forma condensed consolidated balance sheets.

(b) Reflects the simultaneous sale of the Drug Store Business and Non-Core Supermarket Business. The assets and liabilities of the Drug Store Business and Non-Core Supermarket Business have been separated in accordance with the terms of the respective transaction agreements, and adjustments to reflect the sales have been recorded. These adjustments reflect the net gain on the simultaneous sale of the Drug Store Business and the Non-Core Supermarket Business of approximately $19, net of tax. These amounts may change due to continuing calculations and estimates. Taxes related to the sales have been estimated and actual amounts will be dependent upon finalization of certain tax characteristics and valuations associated with the sales.

(c) Reflects the net cash inflows related to the separation of approximately $4.8 billion. As a result of the Supervalu Merger (which occurred immediately after the Separation on June 2, 2006), whereby New Albertsons became a wholly owned subsidiary of Supervalu, cash on hand at New Albertsons, including cash proceeds from the Separation, was used to pay merger consideration to former New Albertsons stockholders pursuant to the Supervalu Merger. Accordingly, Long-term debt and obligations under capital leases have not been reduced pursuant to any assumed repayment of historic debt balances.

NEW ALBERTSON’S, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

For the 52 weeks ended February 2, 2006

(in millions, except per share data)

	Old Albertsons historical (1)	(a) Adjustments for simultaneous sale of standalone drug and noncore	Other pro forma adjustments		New Albertsons pro forma
Net sales	$40,358	$15,936	$—		$24,422

Costs and expenses
Cost of sales	29,038	11,768	—		17,270
Selling and administrative expenses	10,082	3,764	(193	)(b)	6,125

Operating earnings	1,238	404	193		1,027
Interest expense, net	529	25	—	(c)	504
Other income (expense), net	5	—	—		5

Earnings from continuing operations before income taxes	714	379	193		528
Provision for income taxes	252	134	75	(d)	193

Net earnings from continuing operations	$462	$245	$118		$335

Net earnings per share from continuing operations—basic	$1.25				$0.91

Net earnings per share from continuing operations—diluted	$1.24				$0.90

Weighted average number of common shares outstanding
Basic	370				370
Diluted	372				372

1.	As more fully described in Old Albertsons’ historical consolidated financial statements and notes thereto, results for the fiscal year ended February 2, 2006 were favorably impacted by pretax gains of $133 recognized from the disposal of property (including a pretax gain of $52 on the San Leandro, California distribution facility) and unfavorably impacted by a noncash pretax adjustment of $38 for a change in accounting for cash discounts for the early payment of merchandise purchases, pretax costs of $22 related to Old Albertsons’ exploration of strategic alternatives and by $20 in pretax unplanned costs, net of anticipated insurance reimbursements, as a result of the hurricanes that struck Florida, Texas and Louisiana in 2005.

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Earnings

NEW ALBERTSON’S, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

For the 13 weeks ended May 4, 2006

(in millions, except per share data)

	Old Albertsons historical (1)	(a) Adjustments for simultaneous sale of standalone drug and noncore	Other pro forma adjustments		New Albertsons pro forma
Net sales	$9,940	$3,990	$—		$5,950

Costs and expenses
Cost of sales	7,097	2,953	—		4,144
Selling and administrative expenses	2,462	929	(43	)(b)	1,490

Operating earnings	381	108	43		316
Interest expense, net	119	6	—	(c)	113
Other income (expense), net	1	—	—		1

Earnings from continuing operations before income taxes	263	102	43		204
Provision for income taxes	97	38	17	(d)	76

Net earnings from continuing operations	$166	$64	$26		$128

Net earnings per share from continuing operations—basic	$0.45				$0.34

Net earnings per share from continuing operations—diluted	$0.44				$0.34

Weighted average number of common shares outstanding
Basic	372				372
Diluted	375				375

1.	As more fully described in Old Albertsons’ historical consolidated financial statements and notes thereto, results for the 13 weeks ended May 4, 2006 were favorably impacted by a pretax gain of $47 on pension plan curtailments.

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Earnings

NEW ALBERTSON’S, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(in millions)

(a) Reflects the simultaneous sale of the Drug Store Business and Non-Core Supermarket Business. The significant assumptions related to the simultaneous sale are as follows:

1. Revenues and expenses of the Drug Store Business and Non-Core Supermarket Business have been separated as of February 4, 2005 in accordance with the terms of the respective transaction agreements.

2. Selling and administrative expenses exclude the corporate administrative expenses of Old Albertsons. These costs will remain with New Albertsons and are not necessarily representative of future costs.

3. The historical effective income tax rate of Old Albertsons was used to compute the provision for income taxes for the Core Supermarket Business, the Non-Core Supermarket Business and the Drug Store Business.

(b) In connection with the simultaneous sale of the Drug Store Business and Non-Core Supermarket Business, New Albertsons has entered into separate transition services agreements with Albertsons LLC related to the Non-Core Supermarket Business and with CVS Corporation related to the Drug Store Business.

The Non-Core Supermarket Business transition services agreement between New Albertsons and Albertsons LLC contemplates a two year term and provides for fixed payments by Albertsons LLC to New Albertsons of $155 in the aggregate in the first year and $135 in the aggregate in the second year and, in addition, quarterly variable payments of $8.75 for a total of $35 variable payments per year. After the first quarter, the quarterly variable payments may be reduced by $0.4375 for each increment of 35 stores that will no longer be supported by New Albertsons under the terms of the agreement. Albertsons LLC will be required to provide New Albertsons with 60 days’ advance notice of stores that will no longer be supported under the transition services agreement, during which time New Albertsons intends to reduce support infrastructure and related costs.

The Drug Store Business transition services agreement between New Albertsons and CVS Corporation contemplates a six month term and provides for payments by CVS Corporation to New Albertsons of $3 in the aggregate.

Selling and administrative expenses in the unaudited pro forma condensed consolidated statements of earnings include the historical corporate administrative costs related to the Drug Store Business and Non-Core Supermarket Business and are net of reimbursements that would have been received under the transition services agreements in the amounts of $193 and $43 for the fiscal year ended February 2, 2006 and the 13 weeks ended May 4, 2006, respectively, had the Separation been completed on February 4, 2005. Management believes that the annual corporate administrative expenses eliminated at the end of the transition services period will equal or exceed the $193 payments received under the transition services agreements during the twelve months following the Separation. No assurances can be given as to the actual length of time the Company will be providing the transition services or the extent to which the payments received pursuant to the transitions services agreements will offset the actual costs of providing those services.

(c) As a result of the Supervalu Merger (which occurred immediately after the Separation on June 2, 2006), whereby New Albertsons became a wholly owned subsidiary of Supervalu, cash on hand at New Albertsons, including cash proceeds from the Separation, was used to pay merger consideration to former New Albertsons stockholders pursuant to the Supervalu Merger. Accordingly, Interest expense, net has not been reduced pursuant to any assumed repayment of historic debt balances.

(d) Reflects the estimated incremental income taxes that would have been recorded for pro forma results of operations due to the other pro forma adjustments using a combined statutory federal and blended state income tax rate of 39%.

INDEX OF EXHIBITS

Number	Exhibit

2.1	Agreement and Plan of Merger, dated January 22, 2006, by and among Albertson’s Inc., New Aloha Corporation (n/k/a New Albertson’s, Inc.), New Diamond Sub, Inc., SUPERVALU INC., and Emerald Acquisition Sub, Inc. (incorporated herein by reference to Annex A of the Registration Statement on Form S-4 (Registration No. 333-132397-01) of SUPERVALU INC. and New Albertson’s, Inc., filed on April 28, 2006)

3.1	Amended and Restated Certificate of Incorporation of New Albertson’s, Inc.

3.2	By-Laws of New Albertson’s, Inc.

10.1	Purchase and Separation Agreement, dated as of January 22, 2006, by and among Albertson’s, Inc., New Aloha Corporation (n/k/a New Albertson’s, Inc.), SUPERVALU INC. and AB Acquisition LLC (incorporated herein by reference to Exhibit 2.02 to the Current Report on Form 8-K of Albertson’s, Inc. (File No. 001-01687), filed on January 24, 2006)

10.2	First Amendment to Purchase and Separation Agreement, dated as of June 2, 2006, by and among Albertson’s Inc., New Albertson’s, Inc., SUPERVALU INC., and AB Acquisition LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of SUPERVALU INC. filed on June 7, 2006)

10.3	Asset Purchase Agreement, dated as of January 22, 2006, by and among CVS Corporation, CVS Pharmacy, Inc., Albertson’s, Inc., SUPERVALU INC., New Aloha Corporation (n/k/a New Albertson’s, Inc.), and the other sellers listed on Annex A attached thereto (incorporated herein by reference to Exhibit 2.03 to the Current Report on Form 8-K of Albertson’s, Inc. (File No. 001-01687), filed on January 24, 2006)

10.4	Amendment, dated as of June 2, 2006, to the Asset Purchase Agreement, dated as of January 22, 2006, by and among CVS Corporation, CVS Pharmacy, Inc., Albertson’s, Inc., SUPERVALU INC., New Aloha Corporation (n/k/a New Albertson’s, Inc.), and the entities listed on Annex A attached thereto (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K of SUPERVALU INC. filed on June 7, 2006)

99.1	Registration Statement on Form S-4 of SUPERVALU INC. and New Albertson’s, Inc. (Registration No. 333-132397), filed on March 14, 2006, as amended on April 19, 2006, and April 28, 2006 (incorporated herein by reference)

99.2	Registration Statement on Form S-3 of Albertson’s, Inc. (Registration No. 333-113995) filed on April 28, 2004 (incorporated herein by reference)